SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549



                                FORM 8-K

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(D) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)            June 15, 1998
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                        TOUCH TONE AMERICA, INC.
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         (Exact name of registrant as specified in its charter)


     California                 000-27834                  33-0424087
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(State or other jurisdiction   (Commission               (IRS Employer
    of Incorporation)         File Number)            Identification No.)


    1771 E. Flamingo Road, Building B, Suite 200, Las Vegas, NV 89119
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                (Address of principal executive offices)

   Registrant's telephone number, including area code: (702) 792-2500


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      (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS
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On May 27, 1998, Touch Tone America, Inc. announced that the acquisition agreement between Touch Tone America, Inc. and Orix Global Communications, Inc. was terminated. Orix Global Communications, Inc. cited a number of undisclosed liabilities as the reason to terminate the transaction, including a $1.4 million WorldCom claim against Touch Tone. Despite diligent efforts by Touch Tone, a settlement with WorldCom was not achieved.

The Board of Directors have voted unanimously to proceed with the unwinding of the transaction between Touch Tone America, Inc. and Orix Global Communications, Inc. in a manner which will insure a smooth transition for
the new management team.    Paul R. Schmidt has agreed to act as President
of Touch Tone America, Inc.

ITEM 6.  RESIGNATION OF DIRECTORS
---------------------------------

As a result of the termination of the acquisition agreement, all seven board members of the Registrant have resigned. Kerry Rogers, President, CEO and Director of Touch Tone America, Inc. tendered his resignation along with Robert A. Michel, Executive Vice President, Secretary and Director, W. Bruce Voss, Vice President and Director; Eckley M.Keach, Director; Edward
D. Wirth, Jr., Director; Larry C. Cornwell, Director; and N. Bruce Walko, Director.

ITEM 7.  EXHIBITS
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99.1 Press Release dated May 27, 1998.

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                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    June 15, 1998                 TOUCH TONE AMERICA, INC.

                                        By:  /s/ Paul R. Schmidt
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                                        Paul R. Schmidt, Acting President